Exhibit 99.1

Kforce Inc.
1001 East Palm Ave.
Tampa, FL 33605
(NASDAQ: KFRC)

AT THE COMPANY

Michael Blackman

Vice President – Investor Relations

(813) 552-2927

Derrell E. Hunter

Chief Financial Officer

813-552-2770

KFORCE INC. REPORTS SECOND QUARTER REVENUE OF $152.2 MILLION

MERGER INTEGRATION SUBSTANTIALLY COMPLETE

TAMPA, FL – July 28, 2004 – Kforce Inc. (NASDAQ: KFRC), a professional staffing firm, today announced results for the second quarter of 2004. Revenue for the quarter ended June 30, 2004 was $152.2 million compared to $123.2 million for the second quarter of 2003 and $130.2 million for the quarter ended March 31, 2004. Second quarter revenue included the former Hall Kinion and OnStaff businesses starting on June 7, 2004, the merger closing date.

The Firm reported earnings for the second quarter of 2004 of $251,000 or $.01 per share compared to $686,000 or $.02 per share in the second quarter of 2003 and $1,067,000 or $.03 per share in the first quarter of 2004. Second quarter of 2004 EPS was negatively impacted by non-recurring expenses related to the merger and by a sublease transaction.

“We are pleased with our second quarter results. For the first time in a number of years, all of our operating units are experiencing growth. We believe that we have accomplished our stated objective of having the integration substantially completed by June 30th and are particularly pleased that we were able to keep the business growing and profitable while meeting our aggressive integration timeline. We accomplished these objectives because of the focus and dedication of our people as well as the quality of their efforts in the integration process,” said David L. Dunkel, Kforce’s Chairman and Chief Executive Officer. “This is a clear example of Great People = Great Results. Kforce today is well positioned for profitability and growth, and we believe that our long-term commitments to delivering exceptional customer service and achieving operational excellence have been enhanced by the merger.”

William L. Sanders, Chief Operating Officer, added, “The combined Firm now operates from more than 80 offices with over 1,400 core professionals and approximately 9,000 consultants on assignment at over 3,000 clients. With the integration substantially completed within just a few weeks of closing, we believe there was minimal impact on the growth this quarter in the field operations of Kforce as well as the acquired businesses. We have already closed the Hall Kinion corporate facility, and fully integrated the processing systems, including payroll, billing, and credit/collections. The office collocations are complete and associates have been migrated to uniform compensation/benefits and a fully merged field leadership structure. We believe the pace and quality of the integration process has culminated as planned. Kforce is very well positioned to capitalize on revenue opportunities by leveraging our expanded footprint as well as the client/candidate relationships developed over years of delivering exceptional customer service.”

Added Derrell Hunter, Kforce’s Chief Financial Officer, “Revenue in the second quarter of $152.2 million includes 18 billing days for the merged businesses. The Hall Kinion technology business was immediately integrated into Kforce’s Technology business unit and OnStaff is now part of our Finance and Accounting business.” Mr. Hunter continued, “As expected, most of the duplicate expenses and acquisition-related costs are now behind us and we continue to expect the transaction to have an accretive effect on Kforce’s EPS for the third quarter, the first full quarter of combined operations. We affirm the previously provided guidance for the third quarter, which is that revenue may be in the range of $170 to $180 million and EPS may be 9 to 15 cents.”

Kforce will host a conference call today to discuss these results. The call will begin at 11:00 a.m. EDT. The dial-in number is 1-617-786-2960, passcode 82882448. The replay of the call will be available from 1:00 p.m. EDT Wednesday, July 28 through August 3, 2004, by dialing 1-617-801-6888, passcode 93644187.

It will also be Webcast live at www.kforce.com (select “Investor Relations”) and will be available for Webcast replay until August 31, 2004.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About Kforce

Kforce (NASDAQ: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of information technology, finance & accounting, and health and life sciences. Backed by more than 1,400 staffing specialists, Kforce operates in 45 markets in North America. For more information, please visit our Web site at www.kforce.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Health and Life Sciences, Finance and Accounting and Information Technology Groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, any statement related to Kforce’s expected revenues or earnings or Kforce being well positioned for future profitability and growth are forward-looking statements. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(000’s Omitted)

(Unaudited)

	Quarter Ended
	June 30, 2004	March 31, 2004	June 30, 2003
Revenue by Function:
Technology	$70,177	$59,650	$55,443
Finance/Accounting	42,480	33,956	29,793
Health and Life Sciences	39,505	36,602	37,929

Total Revenue	152,162	130,208	123,165

Revenue by Time:
Perm	9,868	8,350	7,967
Flexible	142,294	121,858	115,198

Total Revenue	152,162	130,208	123,165

Cost Of Sales	104,901	91,500	84,360
Gross Profit	47,261	38,708	38,805
GP %	31.1%	29.7%	31.5%
Flex GP%	26.3%	24.9%	26.8%

Selling, General & Admin.	45,410	37,021	36,868
Deprec. & Amort.	1,209	883	1,074

Income from Operations	642	804	863

Other Expense	391	299	177

Earnings Before Taxes	251	505	686

Income Tax Benefit	—	562	—

Net Income	$251	$1,067	$686

Earnings Per Share - Diluted	$0.01	$0.03	$0.02
EBITDA Per Share	$0.06	$0.08	$0.07
Shares Outstanding - Diluted	34,374	32,941	31,006

EBITDA	$1,995	$2,505	$2,224

Selected Cash Flow Information:
Bad Debt Expense (Recovery)	$219	$(226)	$108
Capital Expenditures	$1,062	$1,447	$97

Selected Balance Sheet Information:
Total Cash and Cash Equivalents	$509	$10,243	$9,238
Accounts Receivable, less allowance	$94,784	$69,670	$62,759
Total Assets	$263,554	$167,996	$158,644
Current Liabilities	$62,105	$42,524	$41,864
Long-Term Liabilities	$55,564	$32,016	$29,846
Total Stockholders’ Equity	$145,885	$93,456	$86,934

Other Information:
Billing Days	64	64	64

Kforce Inc.

Key Statistics

(Unaudited)

	Q2 2004	Q1 2004	Q2 2003
Total Company
Flex Revenue (000’s)	$142,294	$121,858	$115,198
Revenue per billing day (000’s)	$2,223	$1,904	$1,800
Sequential Revenue Change	16.8%	2.9%	-0.2%
Hours (000’s)	3,381	2,827	2,605
Flex GP %	26.3%	24.9%	26.8%

Search Revenue (000’s)	$9,868	$8,350	$7,967
Placements	826	714	669
Average Fee	12,009	11,742	$11,924
Billing days	64	64	64

Technology
Flex Revenue (000’s)	$67,650	$57,601	$53,525
Revenue per billing day (000’s)	$1,057	$900	$836
Sequential Revenue Change	17.4%	3.6%	0.9%
Hours (000’s)	1,219	1,045	926
Flex GP %	24.8%	23.1%	25.7%

Search Revenue (000’s)	$2,527	$2,049	$1,918
Placements	192	160	141
Average Fee	$13,266	$12,870	$13,648

Finance and Accounting
Flex Revenue (000’s)	$36,119	$28,515	$24,828
Revenue per billing day (000’s)	$564	$446	$388
Sequential Revenue Change	26.7%	5.9%	-4.3%
Hours (000’s)	1,315	993	860
Flex GP %	27.8%	27.5%	28.1%

Search Revenue (000’s)	$6,361	$5,441	$4,965
Placements	541	474	428
Average Fee	$11,826	$11,535	$11,619

Health & Life Sciences
Flex Revenue (000’s)	$38,525	$35,742	$36,845
Revenue per billing day (000’s)	602	558	$576
Sequential Revenue Change	7.8%	-0.4%	1.0%
Hours (000’s)	847	789	819
Flex GP %	27.3%	25.8%	27.4%

Search Revenue (000’s)	$980	$860	$1,084
Placements	93	80	100
Average Fee	$10,494	$10,715	$10,811

Kforce Inc. Key Statistics - Health & Life Sciences (Unaudited)
	Q2 2004	Q1 2004	Q2 2003
Healthcare-Nursing
Flex Revenue (000’s)	$9,960	$9,442	$10,242
Revenue per billing day (000’s)	$155	$147	$160
Sequential Revenue Change	5.5%	0.3%	-4.9%
Hours (000’s)	253	236	259
Flex GP %	26.1%	23.6%	26.4%

Search Revenue (000’s)	$91	$101	$52
Placements	11	15	11
Average Fee	$8,234	$6,714	$4,693

Healthcare- Non Nursing
Flex Revenue (000’s)	$6,441	$5,433	$6,208
Revenue per billing day (000’s)	$101	$85	$97
Sequential Revenue Change	18.6%	-8.4%	5.1%
Hours (000’s)	102	87	92
Flex GP %	30.4%	30.5%	31.0%

Search Revenue (000’s)	$65	$42	$66
Placements	6	5	8
Average Fee	$10,877	$8,316	$8,293

Clinical Research (formerly Pharmaceutical)
Flex Revenue (000’s)	$13,801	$13,808	$12,741
Revenue per billing day (000’s)	$216	$216	$199
Sequential Revenue Change	-0.1%	3.5%	7.9%
Hours (000’s)	186	191	167
Flex GP %	27.6%	26.3%	28.3%

Search Revenue (000’s)	$403	$404	$514
Placements	27	22	30
Average Fee	$14,705	$18,366	$16,889

Scientific
Flex Revenue (000’s)	$8,323	$7,059	$7,654
Revenue per billing day (000’s)	$130	$110	$120
Sequential Revenue Change	17.9%	-1.7%	-4.2%
Hours (000’s)	306	275	301
Flex GP %	26.0%	24.0%	24.4%

Search Revenue (000’s)	$421	$313	$452
Placements	49	38	51
Average Fee	$8,582	$8,196	$8,889

Kforce Inc.

EBITDA Reconciliation

(000’s Omitted)

(Unaudited)

	Q2 2004		Q1 2004		Q2 2003
	$	Per share	$	Per share	$	Per share
EBITDA	$1,995	$0.06	$2,505	$0.07	$2,224	$0.07
Depreciation and Amortization	(1,209)	$(0.03)	(883)	(0.03)	(1,074)	(0.03)
Interest Expense and Other	(535)	$(0.02)	(1,117)	(0.03)	(464)	(0.02)
Tax Benefit (Expense)	—	$—	562	0.02	—	—

Net Income	$251	$0.01	$1,067	$0.03	$686	$0.02

Outstanding Shares - Diluted	34,374		32,941		31,039

EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is a key measure used by management to evaluate its operations and to provide useful information to investors. EBITDA should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations. EBITDA as presented may not be comparable to similarly titled measures of other companies.